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                                                                   Exhibit 10.14

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT, dated as of June 28, 2002 (hereinafter referred to as this "Lease"), is made and entered into by and between PACE CONVERTING, INC., a Georgia corporation (hereinafter referred to as "Landlord"), and NETWORK COMMUNICATIONS, INC., a Georgia corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord is the owner of that certain tract of improved real property identified on Exhibit "A" attached hereto (hereinafter, collectively referred to as the "Premises"); and

     WHEREAS, Landlord and Tenant desire to evidence their agreement with respect to the leasing of the Premises by Landlord to Tenant;

     NOW, THEREFORE, in consideration of the Premises, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. LEASING OF PREMISES: Landlord does hereby demise and lease the Premises to Tenant, and Tenant does hereby take and lease the Premises from Landlord, on and subject to the terms and conditions herein set forth. The Premises include an existing building (hereinafter referred to as the "Building") and certain other improvements (the Building and said other improvements are hereinafter sometimes collectively referred to as the "Improvements").

     2. LEASE TERM: Landlord has delivered possession of the Premises to Tenant on the date hereof. The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on the date hereof (herein sometimes called the "Commencement Date") and shall run from the Commencement Date to that date which is the tenth (10th) anniversary of the Commencement Date.

     3. BASE RENT: Tenant agrees to pay "Base Rent" (herein so called) for the Premises as set forth below, to wit:

          (a) Tenant agrees to pay to Landlord as annual Base Rent for the first three (3) years of the Lease Term, the sum of Nine Hundred and Ninety-Four Thousand and Five Hundred and No/100 Dollars ($994,500.00) per annum. The annual Base Rent for the fourth (4th) year of the lease Term shall be an amount equal to the Base Rent for the first (lst) year of the Lease Term increased in the same proportion as the Consumer Price Index for the United States-City Average for All Urban Consumers, Seasonally Adjusted (1982-1984 = 100) as published by the United States Bureau of Labor Statistics for the United States Department of Labor ("Price Index") for the last month of the third (3rd) year of the Lease Term increased over said Price Index for the first month of the initial year of the Lease Term. Thereafter, on each subsequent anniversary date of the


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Commencement Date, annual Base Rent for each successive lease year shall be an amount equal to the annual Base Rent of the preceding lease year increased in the same proportion as said Price Index for the last month of the preceding lease year shall have increased over said Price Index for the first month of said preceding lease year. If the Price Index published during the calendar month immediately preceding the commencement of the applicable lease year for which the Base Rent is being adjusted is the same as or is less than the Price Index published in a month to which it is being compared, then there shall be no adjustment to the Base Rent for that subject lease year (i.e., the Base Rent will not be decreased). If the Bureau of Labor Statistics revises the manner in which such Price Index is determined, Landlord may adjust the revised index to produce results equivalent, as nearly as possible, to those which would have been obtained if the Price Index had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a revision. If the Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available then a comparable index published by a major bank or other financial institution. Annual Base Rent due hereunder shall be paid in equal installments in advance on or before the first (1st) day of each and every successive four (4) week period during the term, beginning with the four (4) week period commencing on June 24, 2002;

          (b) The Base Rent shall be paid by Tenant to Landlord at all times during the Lease Term without notice or demand from Landlord and without any abatement, setoff, or deduction whatsoever, at the address of Landlord hereinafter set forth, or at such other place as may be designated by Landlord by notice to Tenant, delivered as provided herein;

          (c) If for any reason the Lease Term should begin on any day other than the first day of a four (4) week period or should end on any day other than the last day of a four (4) week period, then the four (4) week period Base Rent shall be prorated accordingly.

     4. ADDITIONAL RENT: Tenant shall also pay as "Additional Rent" (herein sometimes so called) all charges, costs, expenses and other payments which Tenant assumes or agrees to pay under any of the provisions of this Lease. Landlord and Tenant have agreed, and do hereby agree, that Tenant shall be responsible for and shall pay when due all costs and expenses attributable to the ownership and operation of the Premises, and that the Base Rent payable by Tenant to Landlord hereunder shall be absolutely net of all such costs and expenses. In the event of any non-payment of any such Additional Rent, Landlord shall have all of the rights and remedies it would have hereunder or by law in the case of non-payment of Base Rent. The Additional Rent shall be paid by Tenant to Landlord at all times during the Lease Term without any abatement, setoff, or deduction whatsoever, except as might otherwise be expressly set forth herein, at the address of Landlord hereinafter set forth, or at such other place as may be designated by Landlord by notice to Tenant, delivered as Provided herein.


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     5. LATE PAYMENT CHARGE: Other remedies for nonpayment of Base Rent,
Additional Rent or other sums due hereunder notwithstanding, if any Base Rent, Additional Rent or other sum due hereunder is not received within ten (10) days after its due date, a late payment charge of five percent (5%) of such past due amount shall become due and payable, but in no event shall such late charge exceed the maximum amount allowed by law. In relation to the foregoing, Tenant acknowledges that the late payment charge represents an agreed upon charge for administrative expenses suffered by Landlord as the result of such late payment and not payment for the use of money.

     6. SECURITY DEPOSIT: As security for the faithful performance by Tenant of all of the terms and conditions of this Lease on the part of Tenant to be performed throughout the Lease Term, upon execution of this Lease, Tenant has deposited with Landlord the sum of $75,000.00. Such amount shall be returned to Tenant within thirty (30) days after the day set forth for the expiration of the Lease Term, provided Tenant has fully and faithfully carried out all of the terms, covenants, agreements, warranties and conditions hereof on its part to be performed. Landlord, without prejudice to any other remedy, shall have the right to apply all or any part of said security deposit to the full or partial cure of any default of Tenant occurring from the Commencement Date of this Lease to the expiration of the Lease Term, and the sum so applied by Landlord shall be in reduction, but not in satisfaction, of any damage suffered by Landlord as a result of said default. If all or any part of said security deposit is so applied by Landlord, Tenant shall pay to Landlord on demand a sum in an amount sufficient to reinstate said security deposit to the $75,000.00 balance on deposit with Landlord on the date hereof.

     7. TAXES AND ASSESSMENTS: As Additional Rent, Tenant agrees to pay to Landlord, or to such person or entity as may be designated by Landlord, promptly as the same become due and payable, all city, county, state, federal, and other taxes, and general and special assessments, levied upon or assessed against the Premises, including any buildings, structures, fixtures, or improvements now or hereafter located thereon. The parties hereto further acknowledge and agree that:

          (a) Tenant shall pay all taxes and assessments levied by any federal, state, county, city, or other govermental subdivision or agency and arising in connection with the occupancy, use, or possession of the premises by Tenant, including any taxes or assessments levied on the rentals paid by Tenant pursuant to this Lease for the occupancy, use or possession of the Premises;

          (b) Tenant shall have no obligation to make any payment of income taxes, franchise taxes, gift taxes, mortgage taxes, transfer taxes, profit taxes or any other taxes or charges which are based upon or measured by the income of Landlord or any taxes on the assets of Landlord other than Landlord's interest in the Premises;

          (c) Tenant agrees to deliver to Landlord, without demand, receipts evidencing payment of all such taxes and assessments, promptly following payment thereof by Tenant;


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          (d) All such taxes and assessments for the tax years in which the
Lease Term shall commence and terminate shall be equitably prorated between Landlord and Tenant;

          (e) Notwithstanding anything to the contrary contained in this Lease, either Landlord or Tenant may in good faith and in a lawful manner contest the propriety or legality of any tax assessment, or other similar claim against or relating to the Premises, but all costs and expenses incident to such contest shall be paid by the contesting party;

          (f) In the event of any such contest by Tenant, Tenant shall and does hereby indemnify and hold harmless Landlord from and against any loss or damage to Landlord resulting from the cost of such proceedings, and Tenant shall pay any such tax, assessment, or claim under protest, or take such other steps as may be necessary, to prevent any sale of the Premises or any loss or damage to Landlord in connection with any such contest, but nothing herein shall create any liability on part of the Tenant for any increases in the assessed valuation of the Premises which might result from such proceedings.

          (g) In relation to the foregoing, in the event Tenant elects to contest any tax or assessment or relating to the Premises, Landlord agrees to cooperate in good faith with such efforts on part of Tenant, at no cost to Landlord, provided, however, Tenant acknowledges and agrees that Landlord shall have the sole and exclusive right to make decisions regarding any proposed settlement relating to any such taxes or assessments;

          (h) Landlord acknowledges and agrees that it shall provide Tenant copies of all assessment notices and tax bills Landlord receives with respect to the Premises within 20 days of Landlord's receipt of same and, in any event, before any such tax or assessment is due.

     8. UTILITIES AND TRASH REMOVAL: Tenant shall pay all charges for all public or private utility services rendered to or in connection with the Premises and incurred during the Lease term, promptly as such charges become due. At all times during the Lease Term, Tenant shall pay all charges for garbage pickup services, refuse removal, and the like, promptly as such charges become due. Tenant shall and does hereby indemnify and hold harmless Landlord from and against any loss or damage arising out of the failure of Tenant to pay any such charges as and when due. Landlord shall not be liable for any interruption of utility services to the Premises which arises out of any cause beyond the reasonable control of Landlord.

     9. ASSIGNMENT AND SUBLETTING: Except as permitted pursuant to Section 9(b) below, Tenant shall not voluntarily or involuntarily assign, mortgage, or pledge any interest of Tenant arising under this Lease, nor shall Tenant have the right to grant or enter into any license, franchise, sublease, or similar instrument relating to all or any part of the Premises, without the prior written approval of Landlord in each instance. Tenant shall promptly reimburse Landlord for Landlord's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, in connection with any proposed transaction requiring Landlord's consent hereunder. Any assignment or subletting or other transfer requiring Landlord's consent hereunder which is attempted


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without Landlord's consent shall be void and of no force or effect, and shall constitute an event of default under this Lease. The sale or transfer of a controlling interest of Tenant shall be deemed an assignment of this Lease.

     Notwithstanding the foregoing, Tenant may assign or sublet this Lease without Landlord's consent to (i) Tenant's parent corporation, any subsidiary of Tenant's parent corporation or a subsidiary of Tenant, (ii) the surviving entity of a merger or consolidation involving Tenant, or (iii) to any entity which purchases all or substantially all the assets of Tenant; provided, however, as a condition to any such subletting or assignment, (a) Tenant shall provide Landlord at least ten (10) days prior written notice of each such subletting or assignment; and (b) no such subletting or assignment shall in any way release, affect or limit the primary liability of Network Communications, Inc. under the terms of this Lease or release any guarantor of this Lease from its obligations under its respective guaranty agreement.

     10. USE OF PREMISES: Tenant and all those holding under Tenant shall use the Premises for and only for the permitted purpose of the printing, publishing and distribution of magazines and other operations ancillary thereto. The use of the Premises for any other purpose without Landlord's prior written consent shall, at the option of Landlord, constitute a default on the part of Tenant under this Lease.

     11. CONDITION, REPAIR AND MAINTENANCE: With respect to the condition, repair and maintenance of the Premises, Landlord and Tenant do hereby agree as follows:

          (a) Tenant has inspected the Premises and all parts thereof, and Tenant is accepting delivery of the Premises under this Lease in their "As Is" condition on the date hereof;

          (b) Except as otherwise specifically set forth in Section 11(g) below, Landlord shall not be required to make any repairs or improvements of any kind or nature whatsoever to the Premises;

          (c) All repairs to and maintenance of the Premises which are needed in order to keep the same in good operating condition and repair shall be promptly made by Tenant at its sole cost and expense and, without limiting the generality of the foregoing, Tenant shall keep and maintain in good operating condition and repair (i) all structural portions of the Premises (including, without limitation, the roof, exterior walls, and foundation of the Building, such that the Building is structurally sound and water tight), and (ii) all sewer, drainage, plumbing and utility lines and facilities serving the Building, whether located inside or outside of the Building, and (iii) the paved surfaces of the driveways and parking areas located on the Premises (excluding any cleaning and re-striping), and (iv) the interior of the Premises and all fixtures and equipment therein, and (v) the interior and exterior portions of all doors, windows and glass, and (vi) all heating, ventilating and air conditioning equipment (including roof mounted and other exterior equipment), and (vii) all wiring


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and other electrical equipment, and (viii) all interior walls, floors and ceilings, and (ix) all driveways, parking areas, and walkways, and (x) all signs;

          (d) Without limitation on the provisions of section 11(c) above, Tenant shall at its expense (i) maintain in a clean and safe condition, and free from dirt, snow, ice, rubbish and other obstructions, all exterior portions of the Premises, including the sidewalks, landscaped areas, driveways, parking areas, walkways, and all curbs and gutters on and in front of the Premises, and
(ii) irrigate and otherwise properly maintain all landscaped areas of the Premises as required in order to keep all grasses and plants in a good and healthy condition;

          (e) Tenant agrees to keep in force a standard maintenance agreement on all heating, ventilating and air conditioning equipment serving the Premises, requiring inspection and periodic maintenance of such equipment to be performed not less frequently than once per year, and to provide to Landlord, within five
(5) days after the effective commencement date thereof, a copy of each such maintenance agreement from time to time in effect;

          (f) Should Tenant fail to repair or maintain the Premises as required herein to the reasonable satisfaction of Landlord, or if Landlord should determine, in the exercise of its sole but reasonable judgment, that emergency repairs for which Tenant is responsible are necessary, or if repairs to or maintenance of the Premises are made necessary by any act or omission of Tenant (including any employee or agent of Tenant), then and in any such event Landlord may make such repairs or perform such maintenance without liability to Tenant for any resulting loss or damage that may accrue to Tenant's merchandise, fixtures, or other property, or to Tenant's business provided, Landlord shall, in making such repairs or performing such maintenance, take reasonable steps to minimize any interference with Tenant's business operations, whereupon Tenant shall within thirty (30) days after Landlord's demand pay to Landlord, as Additional Rent, the reasonable cost of such maintenance or repair plus interest thereon at the rate of prime plus two percent (2%) per annum from the date such cost is incurred by Landlord until paid by Tenant.

          (g) Notwithstanding the foregoing, Landlord acknowledges and agrees that it shall, at its sole cost and expense, take such actions and perform such work as are reasonably necessary to increase the flow of water to the sprinkler system serving the Premises in accordance with the requirements of Landlord's insurer. Landlord agrees to use all commercially reasonable efforts to complete the required work on or before October 1, 2002. Furthermore, Landlord agrees it shall conduct the necessary work only on Sundays so as to minimize any interference with Tenant's business operations.

     12. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS: Tenant shall at all times during the Lease Term at its sole cost and expense cause the Premises and its use thereof to comply with all covenants, conditions and restrictions of record and all applicable rules, orders, statutes, requirements, laws, ordinances and regulations of all duly constituted governmental, public, or quasi-public authorities now or hereafter in any manner affecting the Premises or the use thereof, whether or not any such law, ordinance, or regulation which may be hereafter enacted shall involve a


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change of policy on the part of the governmental body enacting the same, and irrespective of the work required to be done (extraordinary as well as ordinary, and whether structural or non-structural).

     13. ALTERATIONS: Tenant shall not, without the prior written consent of Landlord, make any alterations or additions to the Premises. Notwithstanding the foregoing, so long as Tenant provides Landlord prior written notice thereof, Tenant may, without the consent of Landlord, make interior non-structural alterations which do not effect the structure of the Building or the Building systems provided that such alterations do not individually exceed Twenty-Five Thousand Dollars ($25,000.00) in costs, or in the aggregate exceed Two Hundred Thousand Dollars ($200,000.00) in costs. Furthermore, Landlord acknowledges and agrees that it shall not unreasonable withhold its consent to structural alterations to the Premises provided that such structural alterations (i) facilitate the business operations in the Premises; (ii) do not materially and adversely affect the utility systems serving the Premises; (iii) do not adversely effect the value of the Premises or diminish the general utility or change the general character of the Premises and (iv) do not exceed $50,000.00 in costs. No alteration whatsoever shall be undertaken until and unless Tenant shall have procured all permits, licenses and other authorizations required for the lawful and proper undertaking thereof. Any such alteration shall be made in a good and workmanlike manner and in compliance with all governmental requirements pertaining thereto. Before commencing any such alteration, Tenant shall obtain at its expense such liability insurance and workers' compensation insurance as Landlord may reasonable require. Tenant shall and does hereby indemnify and hold harmless Landlord from and against any loss or damage, including injury to person or property, and from and against any lien or claim, which may arise out of the making of any such alteration. Any such alteration, when completed, shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises, and so as not to diminish the general utility or change the general character or exterior appearance of the Premises. All such structural alterations and all other alterations which, by their nature, cannot be removed without material damage to the Premises shall automatically be, become, and remain the property of Landlord upon the expiration or termination of this Lease, unless Landlord requires Tenant to remove the same and to restore the Premises to its original condition. Landlord shall have the right to require Tenant to remove all alterations, and to repair and restore any damage caused by or resulting from such removal, at Tenant's expense, upon the expiration or termination of the Lease Term.

     14. SIGNS: Tenant shall be and is hereby authorized to maintain all existing signage on the Premises and to replace same with similar like kind signage. Tenant shall not place any other sign on the Premises without the prior written consent of Landlord (such consent not to be unreasonably withheld or delayed if Tenant's proposed sign complied with all governmental requirements). Tenant shall remove all signs placed by it on the Premises on or before the date of expiration or termination of this Lease and shall repair any damage to the Premises caused by such removal.


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     15. TRADE FIXTURES: Tenant shall have the right at any time and from time to time during the Lease Term to install in or upon the Premises its trade fixtures, and to make repairs thereto, replacements thereof, and additions thereto. Notwithstanding the fact that such trade fixtures may be installed in such a manner that, but for this provision, the same would constitute a part of the Premises, such trade fixtures shall nevertheless not be or become part of the Premises. Tenant shall remove such trade fixtures from the Premises on or before the date of expiration or termination of the Lease Term, and Tenant shall repair any damage caused by such removal (including any necessary repainting), so that the Premises shall be restored to the condition existing prior to such installation.

     16. LIENS AGAINST PREMISES: Tenant shall not cause or permit any mechanics', laborers', materialmen's, or other lien or claim to be created or remain outstanding against the Premises or any part thereof for any labor or material furnished to Tenant or to any employee or agent of Tenant or any party holding under Tenant, or claimed to have been so furnished, in connection with work of any character performed or claimed to have been performed on or about the Premises by or at the direction of or with the sufferance of Tenant. The parties hereto further acknowledge and agree that:

          (a) Tenant shall have the right to contest the validity or amount of any such lien or claimed lien, so long as Tenant shall give to Landlord such reasonable security as may be demanded by Landlord to ensure payment thereof and prevent any sale, foreclosure, or forfeiture of the Premises by reason of such non-payment;

          (b) Tenant shall and does hereby indemnify Landlord from and against any such Lien or claim and shall promptly pay any final, non-appealable judgment rendered with respect thereto, together with all proper costs and charges, and shall cause the lien or judgment to be released at the sole expense of Tenant;

          (c) Nothing contained in this Lease shall be construed in any way as constituting the consent or request express or implied, of Landlord to any contractor, subcontractor, laborer, mechanic, materialman or other party for the performance of any work, labor or services or for the furnishing of any materials for any repair, maintenance, improvement, alteration or addition of or to the Premises, or be construed as giving Tenant the right, power or authority to act as the agent of Landlord or on behalf of Landlord in furnishing, causing, contracting for or permitting any work, Labor, services, maintenance, improvement, alteration or addition of or to the Premises;

          (d) Notice is hereby given that Landlord shall not be liable for any labor or materials or services furnished to or to be furnished to Tenant upon credit, and that no mechanics', materialmen's, or other lien for any such labor, materials, or services shall attach to or affect the interest of Landlord in the Premises.


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     17. INSURANCE AND CASUALTY: With respect to the insurance coverage to be maintained with respect to the Premises, and with respect to loss, injury or damage to person or property occurring on or about the Premises, Landlord and Tenant do hereby agree as follows:

          (a) Tenant shall (i) protect, indemnify, and save harmless Landlord from and against any and all claims, demands, and causes of action of any nature whatsoever, and from and against any expense incident to the defense by Landlord of any such demand or action, for injury to or death of persons or loss of or damage to property occurring on or about the Premises or the adjoining sidewalks, streets or ways, or in any manner growing out of or connected with Tenant's use and occupancy of the Premises or the condition thereof, or of the adjoining sidewalks, streets or ways and (ii) at its own cost and expense procure and keep in force during the Lease Term a policy of comprehensive public liability insurance with respect to the Premises and the conduct or operation of Tenant's business therein, such insurance to be on the "All-Risk" or equivalent form written on an occurrence basis with limits of not less than $2,000,000.00 as to any one person, and $3,000,000.00 as to any one accident, and $2,000,000.00 as to property damage, issued by an insurance carrier reasonably approved by Landlord, and (iii) cause Landlord (and any mortgagee of Landlord of which Tenant has received notice) to be named as an additional insured thereunder, and (iv) cause a certificate of such insurance to be delivered to Landlord prior to the Commencement Date, and renewal certificates or binders shall be delivered to Landlord not less that fifteen (15) days prior to the renewal date of any such insurance policies;

          (b) During the Lease Term, Tenant shall at its expense (i) maintain in force fire and extended coverage insurance on all of the Improvements now or hereafter located on the Premises, in the amount of one hundred percent (100%) of the replacement cost of all insurable improvements (subject, however, to a commercially reasonable deductible), such insurance to be carried in a company or companies approved by Landlord (such approval not to be unreasonably withheld or delayed) and authorized to do business in the State of wherein the Premises is located and to name Landlord (and any mortgagee of Landlord of which Tenant has received notice) as loss payees thereunder, and (ii) cause a policy or certificate evidencing such insurance to be delivered to Landlord prior to the Commencement Date, and (iii) cause renewals of each such policy to be delivered to Landlord at least fifteen (15) days prior to the expiration of such policy; provided, however, that in lieu of Tenant procuring the foregoing insurance Landlord may elect to procure the same and charge the cost thereof to Tenant as Additional Rent, which shall be due and payable to Landlord on demand. In relation of the foregoing, Landlord acknowledges and agrees that any insurance provided for in this Section 17 may be maintained by means of a policy or policies of blanket insurance covering additional items or locations, provided that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy insurance. Furthermore, Landlord acknowledges and agrees that in the event Landlord elects to purchase the required fire and extended coverage insurance on the Improvements and Tenant provides Landlord evidence of its ability to obtain such policies at a lower cost, then, in such event, Landlord shall be


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solely responsible for the costs thereof which exceed the costs at which Tenant could have obtained such required insurance.

          (c) Should Tenant fail to obtain any insurance hereinabove described then Landlord may procure the same and charge the cost thereof to Tenant as Additional Rent, which shall be due and payable to landlord on demand;

          (d) In the event that all or any part of the Improvements on the Premises shall be damaged or destroyed as a result of fire or other casualty, regardless of cause, Landlord shall be entitled to receive all insurance proceeds payable in connection therewith, and, unless this Lease is determinated as provided for herein, Landlord shall within a reasonable time thereafter restore, rebuild, and replace the same to as good or better condition as existed immediately prior to such casualty;

          (e) The Base Rent and Additional Rent due under this Lease shall not abate during the period between such casualty and the completion of such restoration, rebuilding, or placement (and Tenant shall obtain and maintain in full force and effect during the Lease Term a policy or policies of rental loss and/or business interruption insurance as reasonably required for the purpose of providing funds to pay such rentals);

          (f) Should the cost of such restoration, rebuilding or replacement exceed the available insurance proceeds, then such excess shall be paid by Tenant, and should the amount of insurance proceeds payable by reason of such casualty exceed the amount required for such restoration rebuilding or replacement, then Tenant shall be entitled to receive such excess;

          (g) If, at any time during the Lease Term, the Building on the Premises shall be destroyed or rendered untenantable as a result of fire or other casualty, or, if the Building shall be so damaged that a contractor or architect selected by Landlord and Tenant shall determine Building is incapable of being restored for the use permitted hereunder within one hundred eight (180) days of the occurrence of such casualty, then either Landlord or Tenant may at its option any if all insurance required by this Lease is then in force) cancel this Lease by giving the other notice of such cancellation within thirty (30) days following the occurrence of such damage, cancellation to be effective as of the date of such damage to the Premises, and thereafter this shall be null and void and of no further force and effect (except that such cancellation shall not the rights or remedies of Landlord or Tenant which accrued prior to the date of such cancellation and Landlord shall be entitled to receive and retain all insurance proceeds payable in connection with such casualty;

          (h) Each policy of insurance required to be obtained by Tenant under the terms of the lease shall contain an agreement by the insurer that such policy shall not be cancelled, modified or amended without at least thirty (30) days prior written notice to Landlord and each such mortgagee.


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     18. EMINENT DOMAIN: In the event the Premises or any part thereof shall be condemned and taken by eminent domain, or shall be voluntarily conveyed in lieu of condemnation, then this Lease shall terminate as to the part taken as of the date of such taking, and any and all award or compensation arising from such condemnation or conveyance shall be paid to and belong to landlord (except any award for damage to the fixtures and equipment of Tenant, which shall belong to Tenant). If such condemnation or conveyance results in the taking of a portion of the Building such that the portion not so taken cannot (in the reasonable opinion of either Landlord or Tenant) be repaired or restored so as to be capable of being used by Tenant for the same purposes for which the premises were last used prior to such condemnation or conveyance, then either Landlord or Tenant may, by written notice to the other, delivered within thirty (30) days after possession of such portion of the Building has been taken or conveyed, terminate this Lease. If any such condemnation or conveyance does not result in the termination of this Lease, Tenant shall at its cost repair any damage of the Premises caused by such condemnation or conveyance and Landlord shall make available to Tenant the proceeds it receives as the result of the condemnation to so repair the Premises.

     19. QUIET ENJOYMENT: Provided Tenant performs all its covenants, agreements and obligations hereunder, Landlord covenants that Tenant shall have the peaceful and quiet enjoyment of the Premises against any and all claims of all persons claiming by, through or under Landlord, on and subject to all of the terms and conditions of this Lease.

     20. NOTICES: Any notice herein required or permitted to be given by either party to the other party shall be deemed given if and when delivered by commercial courier (including, without limitation, by an overnight courier such as Federal Express) or when mailed by United States Certified Mail, postage prepaid, return receipt requested, properly addressed to such party or its designee. Until changed as hereinafter provided, notices and communications to Landlord shall be addressed as follows:

               Pace Converting, Inc.
               402 Mayfield Drive
               Monroe, GA 30655
               Attn: K. Payne Hughes

(See attached letter for notice change)

notices and communications to Tenant shall be addressed to the Premises:

               Network Communications, Inc.
               2305 Newpoint Parkway
               Lawrenceville, Georgia 30046-7001

Each party shall have the right to specify as its proper address any other address within the continental United States of America by giving to the other party at least fifteen (15) days prior to notice thereof.

(NETWORK COMMUNICATIONS, INC. LOGO)

January 19, 2005

Mr. Payne Hughes
1270 Club Cove Drive
Greensboro, GA 30642

Dear Payne:

According to the Lease Agreement dated June 28, 2002 between Pace Converting, Inc. and Network Communications, Inc., all notices are to be sent to your attention at 402 Mayfield Drive, Monroe, GA 30655. At your request, all future notices regarding Pace Converting, Inc. will be sent to you at the above address.

Sincerely,


/s/ Sherry Daugherty
-------------------------------------
Sherry Daugherty
Legal Exec. Asst./Contracts Admin.

2305 Newpoint Parkway - Lawrenceville, Georgia 30043-5539 - Phone (770)962-7220-Fax (770)822-4327

     21. TENANT DEFAULT AND LANDLORD'S REMEDIES: If at any time during the term of this Lease, and regardless of the pendency of any bankruptcy, reorganization, receivership, solvency or other proceedings, whether at law, in equity or before any administrative tribunal, which might have the effect of preventing Tenant from complying with the terms of this Lease, Tenant shall (i) fail to make payment of any installment of Base Rent, Additional Rent, or any other sums and charges herein specified to be paid by Tenant when due, and such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant, or (ii) fail to observe or perform any of the other covenants, agreements or obligations of Tenant under this Lease, and fail to remedy or cure such failure within thirty (30) days after Landlord shall have given to Tenant written notice describing in reasonable detail the nature of such failure, or (iii) be adjudicated a bankrupt or insolvent have a receiver appointed for all or substantially all of its business or assets, or have a trustee for it after a petition has been filed for the reorganization of Tenant under any bankruptcy law of the United States, or make an assignment for the benefit of its creditors, or (iv) desert, vacate or abandon the Premises or allow the same to become deserted, vacated or abandoned, then and in any such event, Tenant shall be in default hereunder, and Landlord shall have the right at its election, then or at any time thereafter during the continuance of such default, to:

          (a) Terminate this Lease by written notice to Tenant and retake possession of the thereupon all rights of Tenant hereunder shall come to an end, as fully as if the date of such notice of termination were the last day of the Lease Term, and Tenant shall peaceably and quietly yield up and surrender to Landlord the Premises and all its located thereon and shall execute and deliver to Landlord such instrument as shall be Landlord to properly evidence the termination of the rights of Tenant with respect to the Premises and under this Lease (it being understood and agreed, however, that no such termination Tenant of its liabilities and obligations under this Lease to the extent accruing prior to the date of such termination).

          (b) In the event of the termination of this Lease as above provided, Landlord shall have the right to repossess the Premises and all improvements thereon, either with or without process of law, through any form of suit or proceeding, as well as the right to sue for and recover all rents and other sums accrued up to the effective date of such termination, as well as damages arising out of any breach, on the part of Tenant, and to remove and store in any public or private warehouse or elsewhere, any equipment or other property owned or leased by Tenant, all at the expense of Tenant.

          (c) Landlord shall also have the right, with or without first terminating this Lease, to enter into and upon and take possession of the Premises or any part thereof and at the option of Landlord to remove all persons and property therefrom (and such property, if any, may be removed and stored in a public or private warehouse or elsewhere at the cost of and for the account of Tenant), all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises as the agent of Tenant, with or without advertisement, and by private negotiation, and for any term and upon such terms and conditions as

Landlord in its sole discretion may deem proper, and Landlord may clean the Premises and make such alterations and repairs as Landlord may deem necessary or desirable in order to re-let the Premises (it being understood and agreed that Landlord shall in no way be responsible or liable for any failure to rent the Premises or any part thereof, or for any failure to collect rent due upon such re-letting).

          (d) Upon each such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the payment of any indebtedness (other than rent due under this Lease) from Tenant to Landlord, and second to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys' fees and costs of such alterations and repairs, and third to the payment of rent and other charges then due and unpaid hereunder, and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder (it being understood and agreed that if such rentals received from such re-letting shall at any time or from time to time be less than sufficient to pay to Landlord the sums then due from Tenant hereunder, then Tenant shall pay any such deficiency to Landlord on demand, which deficiency shall, at Landlord's option, be calculated and paid monthly).

          (e) Landlord may allow the Premises to remain unoccupied and collect rent and other charges from Tenant as the same become due.

Landlord's pursuit of any one or more of the remedies set forth above shall not preclude pursuit of any other remedy or remedies provided for in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, and Landlord's pursuit of any one or more of the remedies available to Landlord shall not constitute an election of remedies by Landlord, such that Landlord is precluded from electing any other remedy or remedies. Tenant acknowledges and agrees that Landlord shall have no duty to mitigate Landlord's damages resulting from a default by Tenant hereunder.

     22. SELF HELP: Landlord shall have the right at any time, after fifteen
(15) days written notice to Tenant (or without notice in the case of emergency, or in case any fine, penalty, interest, or cost may otherwise be imposed or incurred), to make any payment or perform any act required to be so paid or performed by Tenant under any provision of this Lease, and, in exercising such right, to incur necessary and incidental and reasonable costs and expenses, including reasonable counsel fees. Nothing herein contained shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right by Landlord shall be reimbursed by Tenant within five (5) days after such payments, together with interest at the rate of prime plus two percent (2%) per annum from the respective dates of the making of such payments or the incurring of such costs and expenses.

     23. INDEMNIFICATION OF LANDLORD: Tenant shall and does hereby indemnify and old harmless Landlord from and against any and all liabilities, obligations, damages, penalties, farms, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the term of this Lease, except to the extent caused by the negligence or willful misconduct of
Landlord: (i) any work or thing done by or for the account of Tenant in, on or about the Premises or any part thereof; (ii) any negligence of Tenant or any agent, contractor, employee, licensee or invitee of Tenant; (iii) any accident, injury or damage to any person or property occurring in, on or about the premises or any part thereof (unless caused by Landlord or any agent, employee, or contractor of (Landlord); (iv) any failure on the part of Tenant to perform or comply with any of the agreements, terms or conditions contained in this Lease on its part to be performed or complied with. In the event that any action or proceeding shall be brought against Landlord by reason of any claim covered by this paragraph, then Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same by counsel reasonably approved by Landlord. The obligations of tenant under this paragraph shall survive the expiration or termination of this Lease.

     24. ENTRY BY LANDLORD: Upon the giving of prior written notice to Tenant (except in the event of an emergency where such notice may be oral), within a reasonable period of time, Landlord shall have the right, but not the obligation, to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of inspection, but said right shall not be exercised in such a way as to unreasonably interfere with the business of Tenant.

     25. POSSESSION ON TERMINATION: Tenant covenants and agrees to and with Landlord that, upon cancellation or termination of this Lease, whether by lapse of time or because of any of the conditions, covenants, agreements, or other provisions contained herein, Tenant shall peaceably and quietly yield up and surrender possession to Landlord of the Premises and all improvements then standing thereon, in good order and condition, reasonable wear and tear and loss by casualty or condemnation excepted.

     26. MORTGAGES: This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any mortgage, deed to secure debt, deed of trust, ground lease or other instrument in the nature thereof (herein called "Mortgage") which may hereafter affect Landlord's fee title to the Premises and/or Building; provided, however, that if the holder of any Mortgage elects to have this Lease prior to the lien of such holder's Mortgage, and gives written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage, and further provided that, as a condition to subordinating its rights and interest under this Lease to any such Mortgage, Tenant shall be entitled to require the holder of said Mortgage to provide Tenant with an agreement in writing, providing that, for so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, the holder of such Mortgage shall not disturb Tenant's use and occupancy of the Premises. Tenant shall within five (5) days of request execute, acknowledge and deliver to Landlord, to Landlord's designee and/or the holder of any such Mortgage, the following: (i) such certificate or certificates that may be requested by Landlord or such holder to evidence the subordination of this

Lease to such Mortgages; (ii) such certificate or certificates that may be requested by Landlord or such holder to make this Lease superior to the lien of any such Mortgages; and (iii) such attornment agreements as may be reasonably requested by successors to Landlord hereunder. If the holder of any such Mortgage shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the request of such holder, attorn to and recognize such successor as Tenant's landlord under this Lease. Tenant shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

     27. ENVIRONMENTAL COVENANTS: Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Premises or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for the uses permitted in
Section 10 above, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action," as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Section 27, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous taste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws") Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law), as the result of the acts or omissions relating to the operation, enjoyment or use of the Premises by Tenant or its employees, agents, contractors or invitees during the Lease
Term hereof. In no event shall Tenant have any indemnification obligations to Landlord for Hazardous Substance contamination of the Premises resulting from the acts of unaffiliated third Parties Likewise, in no event shall Landlord have any indemnification obligations to Tenant for Hazardous Substance contamination of the Premises resulting from the acts of unaffiliated third parties. The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

     28. RELEASE AND SUBROGATION: In addition to, and not in lieu of, any and all other releases and waivers by Tenant and Landlord contained in this Lease, Tenant and Landlord hereby waive, and release each other from, any and all claims, rights, demands and causes of action which it might have at any time against the other on account of property loss or damage that is or should be covered by any insurance policy Tenant or Landlord has or is required to have pursuant to this Lease. Furthermore, in addition to and not in lieu of any and all other releases and waivers by Tenant contained herein, and notwithstanding any other provision contained herein to the contrary, Tenant hereby waives and releases Landlord from any and all claims, rights, demands or causes of action which it might have at any time against Landlord on account of any loss or damage to improvements made by Tenant to the Premises or Tenant's personalty located at the Premises that is or could have been covered under insurance on the "all risk-extended coverage" or equivalent form on a replacement cost basis. Each party shall obtain from its respective insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by such party at any time during the term of this Lease insuring or covering the Premises or any portion thereof or operations therein or therefrom, a waiver of all rights of subrogation which the insurer of such party might have against the other party or its affiliates.

     29. LEASEHOLD MORTGAGE: Tenant shall have a right to encumber its interest in this Lease through a leasehold mortgage for the benefit of any of Tenant's third party lenders (a "Leasehold Mortgage"). Landlord agrees that the execution, delivery and performance of such a Leasehold Mortgage will not constitute a default under this Lease.

     30. TENANT FINANCING: Tenant shall have the right at any time to encumber all or any portion of its interest in and to any inventory, furniture, trade fixtures or equipment located in the Premises. Related thereto, Landlord agrees to subordinate any lien rights which it might have in and to any such inventory, furniture, trade fixtures or equipment to the lien rights of any third party lender to Tenant.

     31. RECORDATION OF LEASE: Either party hereto shall have the right to require the other party to execute a memorandum or short form of this Lease in recordable form and to record same provided, however, any such memorandum or short form lease shall exclude the financial terms contained herein. The cost of recording such memorandum or short form lease shall be borne by the party requesting such recordation. Related thereto, Tenant acknowledges and agrees that it shall at the end of the term of this Lease execute and deliver to Landlord such instrument as may be reasonably requested by Landlord to clear Landlord's title of the encumbrance imposed by such memorandum or short form lease.

     32. MISCELLANEOUS: Landlord and Tenant do hereby further agree as follows:

          (a) Time is of the essence of this Lease.

          (b) This Lease sets forth the entire agreement between the parties hereto with respect to the leasing of the Premises, and no representation, inducement, promise or agreement, oral or otherwise, between the parties hereto not set forth herein shall be of any force or effect.

          (c) Except as expressly set forth to the contrary in this Lease, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right or remedy shall (except as otherwise expressly provided herein) be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter existing, at law or in equity or by statute.

          (d) Tenant hereby waives for itself and all those claiming under it all right now and hereafter existing to redeem the Premises after termination of the Tenant's right of occupancy by order or judgment of any court or by any legal process or writ.

          (e) In the event of any litigation between Landlord and Tenant with respect to any matter arising out of this Lease, the prevailing party in such litigation shall be entitled to recover from the other party reasonable attorneys' fees and other reasonable expenses incurred by the prevailing party.

          (f) No waiver by Landlord of any breach by Tenant of any of Tenant's obligations under this Lease shall be deemed to be a waiver of any subsequent or continuing breach of the same or any other obligation, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be deemed a waiver by Landlord of any of its rights or remedies with respect to such breach.

          (g) The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease, nor in any way affect this Lease.

          (h) If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (i) This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement thereof is sought.

          (j) Subject to the limitations on assignment, subletting, and other transfers set forth in this Lease, this Lease shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

          (k) At any time and from time to time Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord and to any potential transferee of any interest of Landlord in the Premises an estoppel certificate or other statement in writing, in such form as Landlord may reasonably require, certifying as to the status and condition of the Premises and this Lease and as to the status of the rights and obligations of the parties hereto.

          (l) If Tenant remains in possession after expiration or termination of this Lease with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the Base Rent shall be One Hundred and Fifty Percent (150%) of the Base Rental in effect as of the termination of the Lease; provided, however, that the inclusion of this provision in this Lease shall not be construed as Landlord's consent for Tenant to hold over. Tenant shall indemnify and hold Landlord harmless from all loss or damage which may result from Tenant's holding over and, without limiting the generality of the foregoing, Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from any delay by Landlord in delivering possession of the Premises to such tenant or prospective tenant.

          (m) The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

          (n) The term "Landlord," as used in this Lease, shall include Landlord and its successors and assigns. Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof. Landlord agrees to provide Tenant notice of any such transfer or assignment by Landlord of its interest in the Premises.

          (o) Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's equity interest in the Premises. Neither Landlord nor any of the joint ventures of Landlord, nor any officer, director, or shareholder of Landlord or of any of the joint ventures of Landlord shall have any personal liability whatsoever with respect to this Lease. Subject to the foregoing, Landlord shall be liable to Tenant due solely to the gross negligence or willful misconduct of Landlord.

     33. SPECIAL STIPULATIONS: The special stipulations set forth on EXHIBIT "B" hereof, if any, are, by this reference, made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal, as of the date first above written.

                                        LANDLORD:

                                        PACE CONVERTING, INC., a Georgia
                                        corporation


                                        By: /s/ K. Payne Hughes
                                            ------------------------------------
                                        Its: CHAIRMAN & SECRETARY


                                        Attest:


                                        By: /s/ R. Allen Hughes
                                            ------------------------------------
                                        Its: VICE PRESIDENT


                                        TENANT:

                                        NETWORK COMMUNICATIONS, INC., a
                                        Georgia corporation


                                        By: /s/ K. Payne Hughes
                                            ------------------------------------
                                        Its: CHAIRMAN & SECRETARY


                                        Attest:


                                        By: /s/ R. Allen Hughes
                                            ------------------------------------
                                        Its: VICE PRESIDENT

                                   EXHIBIT "A"

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 80 of the 7th Land District, Gwinnett County, Georgia, containing 9.651 acres as shown on that certain Survey for Pace Converting. Inc., NationsBank of Georgia. N.A., and Chicago Title Insurance Company, dated July 31, 1998, prepared by Precision Planning, Inc., Randall W. Dixon, GRLS No. 1678 and being more particularly described according to said survey as follows:

TO LOCATE THE TRUE PLACE OR POINT OF BEGINNING commence at the intersection of the southerly right of way line of S.R. 120 with the northwesterly right of way line of Newpoint Parkway and run thence along the aforesaid right of way line of Newpoint Parkway in a generally southeasterly direction a distance of 1058.97 feet to a point; thence leaving the aforesaid right of way line run South 72 degrees 23 minutes 54 seconds West a distance of 62.34 feet to a point, which point marks the TRUE PLACE OR POINT OF BEGINNING.

FROM THE TRUE PLACE OR POINT OF BEGINNING AS THUS ESTABLISHED run thence South 23 degrees 05 minutes 06 seconds East a distance of 68.10 feet to a point; run thence South 39 degrees 29 minutes 32 seconds East a distance of 116.38 feet to a point; run thence South 39 degrees 29 minutes 32 seconds East a distance of
79.57 feet to a point marked by a 1/2 inch rebar found; run thence South 28 degrees 17 minutes 26 seconds East a distance of 220.59 feet to a point marked by an iron pin set; run thence South 00 degrees 08 minutes 49 seconds East a distance of 42.69 feet to a point marked by an iron pin set; run thence South 69 degrees 24 minutes 05 seconds West a distance of 167.60 feet to a point marked by an iron pin set; run thence North 81 degrees 37 minutes 31 seconds West a distance of 82.58 feet to a point; run thence North 81 degrees 38 minutes 16 seconds West a distance of 121.97 feet to a point marked by an iron pin set; run thence North 69 degrees 45 minutes 11 seconds West a distance of 270.27 feet to a point marked by an iron pin set; run thence North 52 degrees 26 minutes 19 seconds West a distance of 100.79 feet to a point marked by a 1/2 inch rebar found; run thence North 69 degrees 45 minutes 11 seconds West a distance of
244.58 feet to a point marked by an iron pin set on the southeasterly right of way line of Interstate 85 (under construction) (formerly Pamplin Drive); run thence along said right of way line North 28 degrees 04 minutes 49 seconds East a distance of 105.54 feet to a point; continuing along said right of way line North 37 degrees 28 minutes 44 seconds East a distance of 223.79 feet to a point marked by an iron pin set; continuing along said right of way line North 37 degrees 28 minutes 44 seconds East a distance of 504.29 feet to a point marked by a 1/2 inch rebar found; continuing along said right of way line North 37 degrees 08 minutes 55 seconds East a distance of 39.96 feet to a point; thence leaving said right of way line run South 11 degrees 06 minutes 54 seconds East a distance of 212.51 feet to a point; run thence South 23 degrees 05 minutes 60 seconds East a distance of 276.17 feet to a point, which point marks the TRUE PLACE OR POINT OF BEGINNING.

TOGETHER WITH the easement for storm drainage and retention as set forth in the certain Storm Drainage and Retention Point Easement from Highwoods/Forsyth Limited Partnership to Pace Converting. Inc., recorded at Deed Book 14434, page 0025. Gwinnett County, Georgia Records.

FURTHER TOGETHER WITH the easement for access driveway as set forth in Driveway Easement Agreement from Bailey Group Partners, L.P. to Pace Converting, Inc., recorded at Deed Book 14434, page 0042, aforesaid records.

                                  EXHIBIT "B"

Renewal Option: Provided that Tenant is not then in uncured default under this Lease, Tenant shall have the option to renew this Lease as to the entire Premises for two (2) successive five (5) year terms each of such terms commencing upon the expiration of the ???? term hereof (the "Renewal Options"). Tenant shall exercise each Renewal Option ????? Landlord two hundred seventy
(270) days advance written notice of such election ???? to the expiration of the then current term. If Tenant fails to give timely notice of its election to exercise a Renewal Option, the subject Renewal Option, as well as the remaining Renewal Options of Tenant shall lapse unexercised. The Base Rent rate for each year of each Renewal Option term shall be subject to increases based on changes to the Price Index provided for in Section 3 of the Lease.


                                       1